SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to Section 240.14a-12
CONOR MEDSYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)
JOHNSON & JOHNSON

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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The following presentation was delivered by representatives of Johnson & Johnson to employees of Conor Medsystems, Inc. on November 17, 2006. The same presentation was delivered to employees of Conor Medsystems Ireland Ltd., a wholly-owned subsidiary of Conor Medsystems, Inc., on November 20, 2006.
Forward Looking Statements
The following presentation contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Johnson & Johnson’s and Conor Medsystem’s expectations and projections. Risks and uncertainties include satisfaction of closing conditions including receipt of regulatory approvals for the transaction, and the possibility that the transaction will not be completed; general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations; and trends toward health care cost containment. A further list and description of these risks, uncertainties and other factors can be found in Exhibit 99 of Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended January 1, 2006 and Conor Medsystem’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. These filings, as well as subsequent filings, are available online at www.sec.gov or on request from the applicable company. Neither company undertakes to update any forward-looking statements as a result of new information or future events or developments.
Additional Information About the Proposed Transaction and Where To Find It
In connection with the proposed transaction, Conor Medsystems intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (the “SEC”). Before making any voting decision with respect to the proposed transaction, stockholders of Conor Medsystems are urged to read the proxy statement and other relevant materials because they will contain important information about the proposed transaction. The proxy statement and other relevant materials, and any other documents filed by Conor Medsystems with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Conor Medsystems may obtain free copies of the documents filed with the SEC by contacting Conor Medsystems at (650) 614-4100, or Conor Medsystems, Inc., 1003 Hamilton Court, Menlo Park, CA 94025. You may also read and copy any reports, statements, and other information filed by Conor Medsystems with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Conor Medsystems and Johnson & Johnson and each of their executive officers and directors may be deemed to be participants in the solicitation of proxies from Conor Medsystems’ stockholders in favor of the proposed transaction. A list of the names of Conor Medsystems’ executive officers and directors and a description of their respective interests in Conor Medsystems are set forth in the proxy statement for Conor Medsystems’ 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2006, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended. Certain executive officers and directors of Conor Medsystems have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction will be described in the proxy statement when it becomes available.

Johnson & Johnson MD&D Business Segment — NORTH AMERICA

Johnson & Johnson Founded 1886 New Brunswick, New Jersey In a Former Wallpaper Factory By three brothers with a dream... that Joseph Lister’s theories on sterilization could save lives in America’s hospitals MD&D Business Segment—NORTH AMERICA

WORLD’S MOST COMPREHENSIVE AND BROADLY BASED HEALTH CARE COMPANY 2005 Sales of $50.5B More than 230 operating companies in 57 countries around the world Leadership positions: — Ethical and OTC Pharmaceuticals — Medical devices — Diagnostics - Consumer health care products Exceptional breadth MD&D Business Segment—NORTH AMERICA

STRATEGIC PRINCIPLES Broadly based in human health care Decentralized management Manage for the long term Ethical principles - Our Credo MD&D Business Segment—NORTH AMERICA

2005 SALES BY SEGMENT 2005 Sales: $50.5B Medical Devices & Diagnostics $19.1B Consumer $9.1 B 38% 18% 44% Pharmaceuticals $22.3B MD&D Business Segment—NORTH AMERICA

SEGMENT TOTAL SALES 2000: $29.2B 2005: $50.5B MD&D Consumer MD&D Pharmaceuticals Pharmaceuticals 10.2B 6..3B 12.7B 19.1B 22.3B 9.1B MD&D Business Segment—NORTH AMERICA

Investment in Research $ Billions +21.3% 5.2B 6.3B 2004 2005 MD&D Business Segment—NORTH AMERICA

MAJOR FRANCHISE SALES & OPERATIONAL GROWTH RATES 2005 Sales $19.1B 2005 Ops Growth Rate — 12.5% EES LifeScan Vision Care OCD Cordis DePuy Ethicon $3.1B $3.1B $1.9B $1.7B $1.4B $4.0B $3.8B

FRANCHISE STRUCTURE Cordis Cordis — Cordis Cardiology — Cordis Endovascular — Cordis Neurovascular — Biosense Webster inc. DePuy — DePuy Orthopaedics — DePuy Spine — DePuy Mitek — Codman
LifeScan — LifeScan — Animas
Johnson & Johnson Vision Care -Vistakon Ethicon -Ethicon Products — Ethicon Women’s
Health & Urology — Johnson & Johnson
Wound Management Ethicon Endo-Surgery — Ethicon Endo-Surgery -Advanced Sterilization Products Ortho-Clinical Diagnostics — Ortho-Clinical Diagnostics — Veridex
Cordis a Johnson & Johnson company LifeScan DePuy Vision Care, ETHICON ETHICON ENDO-SURGERY, Inc. Ortho-Clinical Diagnostics MD&D Business Segment—NORTH AMERICA

Historical Performance 73 Consecutive years of Sales increases 21 Consecutive years of double digit Earnings increases(1) 43 Consecutive years of Dividend increases Year Reported Sales Operational Sales Net Income(1) 100 +10.5% +11.0% +10.9% 50 +11.1 +11.7 +14.2 20 +10.9 +10.8 +15.3 10 +10.5 +11.3 +15.9 5 +11.6 +10.3 +16.0 1 +6.7 +6.0 +13.3 MD&D Business Segment—NORTH AMERICA (1) Proforma excluding process R&D, net taxes on repatriated cash under the AJC Act and other charges and credits

SETTING THE STANDARD OF CARE
CONTOUR Curved Cutter/Stapler
ACUVUE OASYS Disposable Contact Lens
Mobile Bearing Knee CELLSEARCH Cypher Charite Artificial Disc ONETOUCH Horizon MD&D Business Segment—NORTH AMERICA DERMABOND Topical Skin Adhesive

Our Aspiration Create a global enterprise to defeat cardiac and vascular disease and be recognized for extraordinary performance Entrepreneurship Superior growth Anticipation and flawless execution Continuous, meaningful innovation Market creation Enduring leadership Competitiveness Agility Customer focus MD&D Business Segment—NORTH AMERICA

Cordis a Johnson & Johnson company “Create a Global Enterprise to Defeat Cardiovascular Disease”
Sales YE 2005 Growth* 2005 CGR* 2000-2005 Market Position 2005** $4.0B 24% 30% #2 Cordis Cardiology — Diagnosis and percutaneous treatment of cardiac disease Cordis Endovascular — Treatment of peripheral vascular disease *Operational Internal Projections MD&D Business Segment—NORTH AMERICA Biosense Webster — Diagnosis and treatment of cardiac arrhythmias Cordis Neurovascular — Treatment and prevention of stroke *Operational ** Internal Projections

Why we are excited about Conor Medsystems Demonstrates Johnson & Johnson’s commitment to cardiovascular and vascular technology -Dedication to bringing breakthrough technologies to patients Strengthens our technological capabilities and brings outstanding talent to our effort to address the clinical challenges of cardiovascular disease -Talented, committed people -Innovative platform with unique drug-delivery technology -Complementary technologies and expertise - Increased / sustained innovation and product development for the benefit of patients around the world
MD&D Business Segment—NORTH AMERICA

Cordis, Johnson & Johnson West Coast Presence UCSF Berkeley Lumend Stanford Alza Scios NDC LifeScan Ensure MD&D Business Segment—NORTH AMERICA

Our Credo The Four Tenets Customers Employees Community Stockholders We believe our first responsibility is to the doctors nurses and patients, to mothers and fathers and all others who use our products and services. In meeting their needs everything we do must be of high quality. We must constantly strive to reduce our costs in order to maintain reasonable prices. Customers’ orders must be serviced promptly and accurately. Our suppliers and distributors must have an opportunity to make a fair profit. We are responsible to our employees, the men and women who work with us throughout the world. Everyone must be considered as an individual. We must respect their dignity and recognize their merit. They must have a sense of security in their jobs. Compensation must be fair and adequate, and working conditions clean, orderly and safe. We must be mindful of ways to help our employees to kill complaints. There must be equal opportunity for employment, development and advancement for those qualified. We must provide competent management, and their actions must be just and ethical. We are responsible to the communities in which we live and work and to the world community as well. We must be good citizens — support good works and charities and bear our fair share of taxes. We must encourage civic improvement and better health education. We must maintain in good order the property we are privileged to use, protecting the environment and natural resources. Our final responsibility is to our stockholders. Business must make a sound profit. We must experiment with new ideas/ Research must be carried on, innovative programs developed and mistakes paid for. New equipment must be purchased, new facilities provided and new products launched. Reserves must be created to provide for adverse times. When we operate according to these principles, the stockholder should realize a fair return. Johnson & Johnson MD&D Business Segment—NORTH AMERICA Our Credo

Johnson & Johnson MD&D Business Segment — NORTH AMERICA